                                                                   EXHIBIT 10.32



                       SEVERANCE AND SETTLEMENT AGREEMENT
                       ----------------------------------


      AGREEMENT made as of the 5th day of March, 1997, by and between Immulogic Pharmaceutical Corporation (the "Company") and Malcolm L. Gefter, Ph.D. ("Dr. Gefter").

      WHEREAS, the parties wish to cancel and terminate the Agreement effective January 1, 1996 ("Prior Agreement") by and between the Company and Dr. Gefter, to resolve amicably Dr. Gefter's separation from the Company and to establish the terms of Dr. Gefter's severance arrangement;

      NOW, THEREFORE, in consideration of the foregoing, and the agreements set forth herein, the sufficiency of which is hereby acknowledged, the Company and Dr. Gefter agree as follows:

      1. TERMINATION DATE. Dr. Gefter's termination date will be March 4, 1997 (the "Termination Date"). Dr. Gefter agrees to submit to the Company simultaneously with the execution of this Agreement, and the Company agrees to accept, Dr. Gefter's letter of resignation as an officer and director of the Company in the form attached hereto as Exhibit A.

      2. CANCELLATION OF PRIOR AGREEMENT. The Company and Dr. Gefter agree that, as of the Termination Date, the Prior Agreement shall terminate and be of no further force or effect, and neither of the parties shall have any further obligations or rights thereunder, except that the provisions of Sections 6.1, 6.2, 6.3 and 6.4 of the Prior Agreement shall survive, and the terms of such Sections are reaffirmed and are incorporated herein by reference and shall continue in full force and effect as if set forth fully herein, it being understood and agreed that for purposes of such Sections (as incorporated herein) the "Agreement Term" shall be deemed to have ended on March 4, 1997. The parties further agree that Schedule I, referenced in Section 6.3(b) of the Prior Agreement, shall be and hereby is amended to delete paragraph (a) thereof.

      3.    Monetary Consideration.
            ----------------------

      3.1 SEVERANCE PAYMENT. Concurrently with the execution of this Agreement, and in consideration of Dr. Gefter's agreement to terminate the Prior Agreement, the Company agrees to pay Dr. Gefter $1,054,166.00, less all applicable state and federal income and employment taxes required to be withheld (for a total net payment of $680,527.28), as severance pay. The severance pay will be paid to Dr. Gefter on the business day following with the execution of this Agreement, by wire transfer of immediately available funds to an account previously designated by Dr. Gefter to the Company.


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      3.2 FRINGE BENEFITS. All fringe benefits previously provided to Dr. Gefter by the Company as of March 4, 1997 including but not limited to medical, dental, and disability insurance, will be discontinued as of the Termination Date and the Company shall have no further obligation to provide to Dr. Gefter fringe benefits of any kind. The provisions of this paragraph shall not apply to the Directors and Officers Insurance Coverage provided pursuant to Section 3.4 below.

      3.3   Amendment of Stock Option Agreement.
            -----------------------------------

            (a) OUTSTANDING OPTIONS. Dr. Gefter currently holds the following five stock options: (a) a Stock Option to purchase 49,200 shares of Common Stock of the Company (the "First Option") pursuant to an Incentive Stock Option Agreement dated March 4, 1993 (the "First Option Agreement"); (b) a Stock Option to purchase 125,800 shares of Common Stock of the Company (the "Second Option") pursuant to a Non-Qualified Stock Option Agreement dated March 4, 1993 (the "Second Option Agreement"); (c) a Stock Option to purchase 46,152 shares of Common Stock of the Company (the "Third Option") pursuant to an Incentive Stock Option Agreement dated November 10, 1994 (the "Third Option Agreement"); (d) a Stock Option to purchase 128,848 shares of Common Stock of the Company (the "Fourth Option") pursuant to a Non-qualified Stock Option Agreement dated November 10, 1994 (the "Fourth Option Agreement"); and (e) a Stock Option to purchase 43,750 shares of Common Stock of the company (the "Fifth Option") pursuant to a Non-Qualified Stock Option Agreement dated January 31, 1996 (the "Fifth Option Agreement"). The Company and Dr. Gefter agree as follows:

            (i) Notwithstanding the exercise provisions of the First Option Agreement, all outstanding options to purchase Common Stock provided by the First Option shall on the Termination Date immediately vest and shall be exercisable in full for a period of two (2) years following the Termination Date; however, such outstanding options shall be subject to termination in the event that it is determined through the procedure described in
                  Section 3.3(b) of this Agreement, that Dr. Gefter has materially breached any of the surviving provisions of Sections 6.1, 6.2, 6.3 or 6.4 of the Prior Agreement. The provisions of this Section 3.3(i) shall constitute a written amendment to the First Option Agreement in accordance with the provisions of paragraph 14(a) of the First Option Agreement.

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            (ii)  Notwithstanding the exercise provisions of the Second Option
                  Agreement, all outstanding options to purchase Common Stock provided by the Second Option shall on the Termination Date immediately vest and shall be exercisable in full for a period of two (2) years following the Termination Date; however, such outstanding options shall be subject to termination in the event that it is determined through the procedure described in
                  Section 3.3(b) of this Agreement, that Dr. Gefter materially breached any of the surviving provisions of Sections 6.1, 6.2,
                  6.3 or 6.4 of the Prior Agreement. The provisions of this
                  Section 3.3(ii) shall constitute a written amendment to the Second Option Agreement in accordance with the provisions of paragraph 14(a) of the Second Option Agreement.

            (iii) Notwithstanding the exercise provisions of the Third Option
                  Agreement, all outstanding options to purchase Common Stock subject to the Third Option shall on the Termination Date immediately vest and shall be exercisable in full for a period of two (2) years following the Termination Date; however, such outstanding options shall be subject to termination in the event that it is determined through the procedure described in
                  Section 3.3(b) of this Agreement, that Dr. Gefter has materially breached any of the surviving provisions of Sections 6.1, 6.2, 6.3 or 6.4 of the Prior Agreement. The provisions of this Section 3.3(iii) shall constitute a written amendment to the Third Option Agreement in accordance with the provisions of paragraph 14(a) of the Third Option Agreement.

            (iv) Notwithstanding the exercise provisions of the Fourth Option Agreement, all outstanding options to purchase Common Stock subject to the Fourth Option shall on the Termination Date immediately vest and shall be exercisable in full for a period of two (2) years following the Termination Date; however, such outstanding options shall be subject to termination in the event that it is determined through the procedure described

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                  in Section 3.3(b) of this Agreement, that Dr. Gefter has
                  materially breached any of the surviving provisions of Sections 6.1, 6.2, 6.3 or 6.4 of the Prior Agreement. The provisions of this Section 3.3(iv) shall constitute a written amendment to the Fourth Option Agreement in accordance with the provisions of paragraph 14(a) of the Fourth Option Agreement.

            (v) Notwithstanding the exercise provisions of the Fifth Option Agreement, all outstanding options to purchase Common Stock subject to the Fifth Option shall on the Termination Date immediately vest and shall be exercisable for a period of two
                  (2) years following the Termination Date; however, such outstanding options shall be subject to termination in the event that it is determined through the procedure described in
                  Section 3.3(b) of this Agreement, that Dr. Gefter has materially breached any of the surviving provisions of Sections 6.1, 6.2, 6.3 or 6.4 of the Prior Agreement. The provisions of this Section 3.3(v) shall constitute a written amendment to the Fifth Option Agreement in accordance with the provisions of paragraph 14(a) of the Fifth Option Agreement.

      Accordingly, the Company and Dr. Gefter agree that the total number of shares of Common Stock that have vested as of the Termination Date and are exercisable pursuant to the Option Agreements referred to above, as amended hereby, is as set forth on EXHIBIT B attached hereto.

            (b) PROCEDURE FOR TERMINATION OF OPTIONS. In the event that it is determined that Dr. Gefter materially breached the provisions of Section 6.1, 6.2, 6.3 or 6.4 of the Prior Agreement by a Requisite Majority of the Board at a meeting of which Dr. Gefter has received at least seven (7) days prior written notice (which notice shall include a statement specifying in reasonable detail the facts relating to such material breach) and has had a reasonable opportunity to be heard (and to be represented by counsel), Dr. Gefter's right to exercise all outstanding stock options held by him shall immediately terminate. For purposes of this Agreement, the term "Requisite Majority" is defined to mean a majority of the following members of the Board: (i) all members of the Board who are not employees of the Company; and (ii) the Chief Executive Officer (if he or

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she then serves on the Board). If Dr. Gefter disputes the determination of a
Requisite Majority of the Board, as indicated in a written statement to the Company specifying in reasonable detail the facts upon which Dr. Gefter relies (the "Gefter Dispute Statement"), such statement to be provided to the Company within five (5) days after the applicable meeting of the Board, then the issue of whether Dr. Gefter materially breached the provisions of Section 6.1, 6.2,
6.3 or 6.4 of the Prior Agreement shall be determined by binding arbitration in accordance with the procedures set forth below. Any such arbitration shall be conducted on an expedited basis by a single arbitrator mutually acceptable to the parties, or, if the parties are unable to agree upon a single arbitrator, by a panel of three arbitrators, one of whom is selected by each of Dr. Gefter and the Company and the third to be selected by the other two arbitrators (it being understood that the arbitrator(s) shall be selected by the parties within ten
(10) days after receipt by the Company of the Gefter Dispute Statement). As a condition to accepting the position of arbitrator, each arbitrator designated by he parties shall agree to render a decision within thirty (30) days after commencement of arbitration proceedings, and to commence such proceedings promptly. Each party shall submit a written statement to the arbitrator(s) setting forth his or its position, and the arbitrator(s) may, at his or her discretion, hold a hearing which will not exceed four (4) hours. The ruling of the arbitrator(s) shall be final and conclusive. In the event that the arbitrator(s) rules in favor of Dr. Gefter, the outstanding stock options will again be exercisable to the extent set forth in Section 3.3(a) above. In the event the arbitrator(s) rules in favor of the Company, all outstanding options shall remain terminated as of the date of the Board meeting referred to above. All arbitration costs and reasonable fees and expenses of counsel for both parties shall be borne by the Company if the arbitrator(s) rules in favor of Dr. Gefter, or by Dr. Gefter if the arbitrator(s) rules in favor of the Company.

      3.4 DIRECTORS AND OFFICERS INSURANCE COVERAGE. Notwithstanding the provisions of Section 3.2, the Company agrees to maintain Directors and Officers Liability Insurance Prior Acts coverage for a period of three (3) years after the Termination Date on substantially the same terms and conditions presently maintained by the Company as of the Termination Date.

      4.    Release.
            -------

            4.1 RELEASE. Dr. Gefter hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, subsidiaries, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money,

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costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses
(including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, subsidiaries, agents and employees arising out of any event, circumstance, action or inaction on or prior to the date hereof, including without limitation, Dr. Gefter's employment with the Company or the termination of such employment, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Massachusetts Civil Rights Act, the Age Discrimination in Employment Act, 29 U.S.C. ss.621 et. seq., the Americans With Disabilities Act, 29 U.S.C. ss.706 et. seq., and the National Labor Relations Act, 29 U.S.C. ss.151 et seq.; claims arising under Dr. Gefter Retirement Income Act, 29 U.S.C. ss.1001 et seq., and the Family and Medical Leave Act, 29 U.S.C. ss.2601 et seq., wrongful discharge claims, employment-related breach of contract claims and all other employment-related statutory or common law claims and damages; provided, however, that the foregoing release shall not include, and nothing in this provision or in this Agreement shall be construed as in any way barring, any event, circumstance, action or inaction on or prior to the date hereof, including without limitation, Dr. Gefter's claims based upon the Company's gross negligence or willful misconduct or claims for alleged breaches of this Agreement; and provided further that Dr. Gefter shall retain his rights to indemnification as described in paragraph 9 below.

            4.2 THE COMPANY'S RELEASE. The Company, for itself, its officers, directors, subsidiaries, agents, employees, legal representatives, successors and assigns, does hereby fully, forever, irrevocably and unconditionally release, remise and discharge Dr. Gefter and his heirs, successors and assigns from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs) of every kind and nature whatsoever, at law, in equity or otherwise, which it or they ever had or now have against Dr. Gefter arising out of any event, circumstance, action or inaction on or prior to the date hereof, except to the extent that any such claim is based upon Dr. Gefter's actions or inactions which do not meet the standard of conduct required for indemnification as set forth in EXHIBIT C referred to in Section 10 (whether such actions or inactions were taken or omitted to be taken in his capacity as an employee, officer or director).


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      5.    Covenants Not To Sue.
            --------------------

            5.1 COVENANT NOT TO SUE. Dr. Gefter further represents and warrants that he has not filed any complaints, charges, or claims for relief against the Company, its officers, directors, subsidiaries, agents or employees with any local, state or federal court or administrative agency which currently are outstanding. If he has done so, he will forthwith dismiss all such complaints, charges, or claims for relief with prejudice. Dr. Gefter further agrees and covenants not to bring any complaints, charges or claims against the Company, its officers, directors, subsidiaries, agents or employees with respect to any matters within the scope of the release set forth in Section 4.1.

            5.2 THE COMPANY'S COVENANT NOT TO SUE. The Company, its officers, directors, subsidiaries, agents and employees, represent and warrant that they have not filed any complaints, charges or claims for relief against Dr. Gefter with any local, state or federal court or administrative agency. If any has done so he will forthwith dismiss all such complaints, charges or claims for relief with prejudice. The Company, its officers, directors, subsidiaries, agents and employees, further agree and covenant not to bring any complaints, charges or claims against Dr. Gefter with respect to any action taken by Dr. Gefter within the scope of the release set forth in Section 4.2.

      6. NATURE OF AGREEMENT. The Company and Dr. Gefter each represent and warrant that this Agreement is a severance and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of either the Company or Dr. Gefter.

      7. AMENDMENT; PARTIES IN INTEREST. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. In the event of any Change of Control (as defined in the Prior Agreement), any successor shall succeed to all of the Company's duties, obligations, rights and benefits hereunder. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise and whether or not after a Change of Control) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the extent that the

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Company would be required to perform it if no such succession had taken place.
Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of succession shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      8. VALIDITY. Should any of the provisions of this Agreement or Sections 6.1, 6.2, 6.3 or 6.4 of the Prior Agreement (to the extent they survive pursuant to Section 2 of this Agreement) be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

      9. CONFIDENTIALITY. Dr. Gefter and the Company understand and agree that, except as contemplated by Section 12 hereof, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by both parties, their agents and representatives, and, as to the Company, its officers, directors and employees, and that none of the above shall be disclosed, except as contemplated by Section 12 hereof, as may be required by applicable law or legal process or as otherwise agreed to in writing by each party.

      10. INDEMNIFICATION. The Company will indemnify, and advance expenses to, Dr. Gefter to the full extent provided in (and without limitation of) Article Eighth of the Company's Bylaws and Charter, a copy of which Article is attached hereto as EXHIBIT C. The indemnification and expense advancement provisions set forth in Article Eighth are incorporated herein by reference and shall be fully effective as if set forth herein, shall constitute an agreement between the Company and Dr. Gefter and shall not be subject to amendment or revision except as agreed to in writing by Dr. Gefter and the Company.

      11. NON-DISPARAGEMENT. Dr. Gefter understands and agrees that he shall not make any false, disparaging or derogatory statements in public or private regarding the Company or any of its officers, directors, employees, agents or representatives or the Company's business affairs or financial condition nor engage in conduct intended to be detrimental to the interests of the Company. The Company agrees that it will not make any false, disparaging or derogatory statements in public or private, or engage in conduct intended to be detrimental to the interests of Dr. Gefter, in connection with or concerning Dr. Gefter's service

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to the Company or his separation therefrom. Notwithstanding the foregoing, nothing contained in this Section 11 shall prohibit Dr. Gefter or the Company from making any statement or engaging in conduct to the extent such statement or conduct is required by applicable law or legal process.

      12. PUBLICITY. Dr. Gefter and the Company will issue a mutually agreeable press release announcing Dr. Gefter's separation from the Company, such press release to be in the form of Exhibit D to this Agreement.

      13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the severance and settlement and cancels all previous oral and written negotiations, agreements, commitments, and writings between the Company and Dr. Gefter, except for the Option Agreements referred to in Section 3.3 which shall continue, as amended hereby, in full force and effect.

      14. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

      15. VOLUNTARY ASSENT. Dr. Gefter affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. Dr. Gefter states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. Dr. Gefter further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

      16. REIMBURSEMENT OF LEGAL FEES. The Company agrees to pay the legal fees and expenses incurred by Dr. Gefter in the review and negotiation of this Agreement in an amount not to exceed $5,000.

      17. EXECUTION. This Settlement Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and which together shall constitute but one and the same instrument.

      18. DUE AUTHORIZATION, VALID AND BINDING. The Company represents and warrants that this Agreement has been duly authorized by the Company's Board of Directors, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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      IN WITNESS WHEREOF, all parties have set their hand and seal to this
Agreement as of the date written above.


IMMULOGIC PHARMACEUTICAL CORPORATION


     By:  /s/ J. Joseph Marr              Date: 4 Mar 97
          ----------------------                --------



  /s/ Malcolm L. Gefter                   Date: March 4, 1997
  ------------------------------                -------------
MALCOLM L. GEFTER



The undersigned, for itself and on behalf of Amerindo Technology Growth Fund and Amerindo Technology Growth Fund II, hereby releases Dr. Gefter to the same extent as the Company has released Dr. Gefter pursuant to Section 4.2 of this Agreement, and agrees to be bound by the provisions of Sections 5.2, 9 and the last two sentences of Section 11 of this Agreement as if it were the Company.

AMERINDO INVESTMENT ADVISORS INC.,


By:       /s/ [illegible]
     ------------------------------
Name:

Title:



Dr. Gefter hereby releases Amerindo Investment Advisors Inc., Amerindo Technology Growth Fund and Amerindo Technology Growth Fund II (collectively the "Amerindo Entities") to the same extent as Dr. Gefter has released the Company pursuant to Section 4.1 of this Agreement, and agrees to be bound by the provisions of Sections 5.2, 9 and the first and last sentences of Section 11 of this Agreement as if the Amerindo Entities were the Company.


 /s/ Malcolm L. Gefter
-----------------------------------
Malcolm L. Gefter


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